Exhibit 16.1
March 24, 2016

Securities and Exchange Commission
100F Street, N.E.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01of PartnerRe Ltd.’s Form 8-K dated March 24, 2016, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE LTD.
Hamilton, Bermuda